UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2012, Michael A. Hammell, age 42, was appointed to serve as the Executive Vice President, General Counsel and Secretary of TransMontaigne GP L.L.C., the general partner (“General Partner”) of TransMontaigne Partners L.P. (the “Partnership”), and its subsidiaries and affiliates, including TransMontaigne Inc. (collectively, the TransMontaigne entities”), effective October 1, 2012.  The General Partner is responsible for managing the operations and activities of the Partnership since the Partnership does not have its own officers or employees.

Also on August 2, 2012, Mr. Erik B. Carlson was appointed to serve as Chief Administrative Officer, Executive Vice President and Assistant Secretary of the TransMontaigne entities, effective October 1, 2012.  Prior to October 1, 2012, Mr. Carlson will continue to serve the TransMontaigne entities in his current role as Executive Vice President, General Counsel and Assistant Secretary in order to assist in the orderly transition of the General Counsel duties to Mr. Hammell.

Mr. Hammell does not have a family relationship with any director or executive officer of the General Partner, the Partnership or with any of the General Partner’s affiliates, nor are there any arrangements or understandings between him and any other person with respect to his appointment.

On August 6, 2012, the Partnership issued a press release announcing the foregoing appointments.  A copy of the press release, which contains the biography of Mr. Hammell, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                                             Exhibits.

Exhibit No.	Description of Exhibit
99.1	TransMontaigne Partners L.P. press release dated August 6, 2012.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: August 6, 2012	By:	/s/ Frederick W. Boutin
Frederick W. Boutin Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	TransMontaigne Partners L.P. press release dated August 6, 2012.